EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Institutional Shares of

Cross Shore Discovery Fund

Tendered Pursuant to the Offer to Purchase

Dated December 16, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED

BEFORE 11:59 P.M., EASTERN TIME, ON JANUARY 15, 2016

UNLESS THE OFFER IS EXTENDED.

FOR SHAREHOLDERS WHO HOLD THEIR SHARES

DIRECTLY WITH THE FUND

For Certified Mail, Return Receipt Requested:

Cross Shore Discovery Fund

Institutional Shares

P.O. Box 6110

Indianapolis, IN 46208

For Overnight Mail:

Cross Shore Discovery Fund

Institutional Shares

2960 North Meridian Street, Suite 300

Indianapolis, IN 46206

Fax: (317) 937-3014

FOR SHAREHOLDERS WHO HOLD THEIR SHARES THROUGH

FIDELITY BROKERAGE SERVICES, LLC

By Mail:

National Financial Services, LLC/FBS

Attn: Alternative Investment Services

499 Washington Boulevard

Jersey City, NJ 07310

Fax: (508) 229-9523

For additional information:

Phone: (844) 300-7828

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Institutional Shares of Cross Shore Discovery Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the Cross Shore Discovery Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                     .

This tender was in the amount of:

☐	All Shares.

☐	Portion of Shares expressed as a specific dollar value. $

☐	Portion of Shares expressed as a specific number of Shares.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the Cross Shore Discovery Fund pursuant to the terms of the Offer of Purchase referenced above.

Signature of Shareholder	Signature of Joint Shareholder or Other Person whose signature is required

Print Name of Shareholder	Print Name Joint Shareholder or Other Person whose signature is required

Signature of Authorized Representative (if applicable)	Signature of other Authorized Representative whose signature is required (if applicable)

Print Name of Authorized Representative (if applicable)	Print Name of other Authorized Representative whose signature is required (if applicable)

Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date:

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